SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 3, 2004

Date of earliest event reported: June 3, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-28401	77-0449487
(Commission File No.)	(I.R.S. Employer Identification No.)

515 GALVESTON DRIVE

REDWOOD CITY, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On June 3, 2004, Maxygen, Inc. (the “Company”) and E.I. du Pont de Nemours and Company (“DuPont”) jointly announced that DuPont has signed definitive agreements to acquire Verdia, Inc. (“Verdia”), a wholly-owned subsidiary of the Company. Subject to regulatory approvals and other customary closing conditions, DuPont will purchase Verdia for $64 million in cash. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Joint Press Release, dated June 3, 2004, of Maxygen and DuPont

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: June 3, 2004	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President